Exhibit 10.2
CONVERTIBLE NOTE

$5,000,000.00
New York, New York	August 27, 2009
     FOR VALUE RECEIVED, the undersigned, LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (“Borrower”), promises to pay to the order of KONINKLIJKE PHILIPS ELECTRONICS N.V. (“Lender”), on the Maturity Date the sum of FIVE MILLION DOLLARS ($5,000,000.00) or so much thereof as may be outstanding hereunder, together with interest.
     1. Interest Rate. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at 14% per annum.
     2. Default Rate. All past due principal of and accrued interest on this Note shall bear interest from maturity (stated, by acceleration, or otherwise) until paid at the rate of 18% per annum.
     3. No Prepayment. The principal amount of this Note may not be prepaid.
     4. Repayments. The principal and interest of this Note shall be due and payable on the Maturity Date. As used herein, “Maturity Date” shall mean the earlier of (a) July 31, 2010 or (b) the Effective Date (as hereinafter defined).
     5. Events of Default and Remedies. The entire unpaid principal balance of and all accrued interest on this Note shall immediately become due and payable, without notice or demand which are hereby waived, upon the occurrence of any one or more of the following events of default (individually or collectively, herein called a “Default”):
     (a) The failure or refusal of Borrower to pay all or any part of the principal of or accrued interest on this Note as and when same becomes due and payable in accordance with the terms hereof; or
     (b) Borrower shall: (i) become insolvent within the meaning of the Bankruptcy Code of the United States, as amended, (ii) admit in writing its inability to pay or otherwise fail to pay its or his or her debts generally as they become due, (iii) voluntarily seek consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (iv) be made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the rights of the holder hereof. As used herein, “Debtor Relief Laws” means the Bankruptcy Code of the United States, as amended and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally; or
     (c) The nonpayment when due of any material indebtedness owed by Borrower, or the occurrence of any event under any document or instrument evidencing, securing, or executed in connection with any such indebtedness which could give the holder thereof the right to declare such indebtedness or any part thereof due prior to its scheduled maturity; or

     (d) The discovery by the holder hereof that any statement, representation, or warranty made by Borrower in any writing, document, or instrument ever delivered to the holder hereof in connection herewith was at the time made false, misleading, or erroneous in any material respect.
     Upon the occurrence of a Default, the holder of this Note may: (a) offset against this Note any sum or sums owed by the holder hereof to Borrower and (b) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or any document or instrument executed and delivered by Borrower in connection with this Note or in aid of the exercise of any power or right granted by this Note or any document or instrument executed and delivered by Borrower in connection with this Note or to enforce any other legal or equitable right of the holder of this Note.
     6. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute an election by it of remedies so as to preclude the exercise of any other remedy available to it.
     7. Waiver. Borrower, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.
     8. Attorneys’ Fees and Costs. In the event that a Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Borrower promises to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by the holder hereof on account of such collection, whether or not suit is filed.
     9. Notices. Any notice or demand given hereunder by the holder shall be deemed to have been given and received (a) when actually received by Borrower, if delivered in person or by courier or messenger, or (b) two (2) Business Days (as hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to Borrower, is deposited in the United States Mail. The address of Borrower is 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937 or such other address as Borrower shall advise the holder hereof by certified or registered letter.
     10. Governing Law. The laws of New York shall govern the construction, validity, enforcement and interpretation of this Note, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.
     11. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

     12. Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Borrower shall bind its successors and assigns, whether so expressed or not; provided, that Borrower may not, without the prior written consent of the holder hereof, assign any rights, duties, or obligations under this Note.
     13. Maximum Interest Rate. Regardless of any provision contained herein, or in any other document executed in connection herewith, the holder hereof shall never be entitled to receive, collect or apply, as interest hereon, any amount in excess of the maximum rate of interest permitted to be charged from time to time by applicable law, and in the event the holder hereof ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of the principal hereof and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the highest lawful rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided, that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum lawful rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal hereof, and in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum lawful rate.
     14. Business Day; Payments. As used herein, (a) “Business Day” means any day other than Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) “Nonbusiness Day” means every day that is not a Business Day. The principal of, or accrued interest on, this Note shall be due and payable in lawful money of the United States of America, in Andover, Massachusetts at the office of Lender, 3000 Minuteman Road, Andover, Massachusetts 01810 in funds which are or will be available for immediate use by Lender at such office at or before 12:00 p.m., Eastern time (daylight or standard, as applicable) on the day payment hereof is due. In any case where a payment of principal or interest hereon is due on a Nonbusiness Day, Borrower shall be entitled to delay such payment until the next succeeding Business Day, but interest shall continue to accrue until the payment is, in fact, made.
     15. Offering. Borrower will use its commercially reasonable efforts to conduct a rights offering (the “Offering”) as soon as is reasonably practical, which Offering shall consist of the offering of approximately 13,000,000 Units (as hereinafter defined, which number of Units excludes the number of Units that may be acquired pursuant to this Note) at a price of $1.006 per Unit. Each unit (a “Unit”) will consist of one share (a “Series D Preferred Share”) of Borrower’s newly designated Series D Non-Convertible Preferred Stock, which Preferred Shares shall have the designations, powers, preferences and rights set forth in the form of Certificate of Designation attached hereto as Exhibit A (the “Series D Certificate of Designation”), and that portion of a Warrant representing the right to purchase one share of Borrower’s common stock for $6.00 per share, which Warrant shall be substantially in the form of Exhibit B attached hereto (the “Warrant”). Borrower will use its commercially reasonable efforts to cause the Series D Certificate of Designation to be filed with the Delaware Secretary of State in substantially the form attached hereto as Exhibit A as soon as is reasonably practical.

     16. Automatic Conversion; Purchase Option.
     (a) If: (i) the registration statement for the Offering is declared effective by the Securities and Exchange Commission prior to the Maturity Date, or (ii) Pegasus Partners IV, L.P. (“Pegasus IV”) voluntarily converts the outstanding principal and interest outstanding under that certain Convertible Note Agreement, dated as of August 28, 2009 (the “Pegasus Note”), by and between Pegasus IV and Borrower (the “Pegasus Conversion”) into a number of Units equal to one Unit for each $1.006 of the then outstanding principal and interest under the Pegasus Note, then Lender shall be deemed to have converted all of the then outstanding principal balance and accrued and unpaid interest of this Note (the “Convertible Debt”), into a number of Units equal to one Unit for each $1.006 of Convertible Debt (the “Automatic Conversion”). Notwithstanding anything herein to the contrary, Lender agrees and acknowledges that any Warrants issued to Lender pursuant to this Note shall be in the form of Exhibit B attached hereto; provided, that the exercise price of such Warrants shall be equal to $12.00 per share.
     (b) The Automatic Conversion shall be deemed to occur on the earlier of: (i) the date the Offering is consummated or (ii) the first Business Day immediately following the date on which Borrower provides Lender with written notice that the Pegasus Conversion has occurred (in either case, the “Effective Date”). The Automatic Conversion shall constitute a binding agreement between Lender and Borrower, in which Lender shall be deemed, without further action on its part, to subscribe for the number of Units it is entitled to receive upon such conversion (which number of Units shall be reduced by the number of Units, if any, Lender receives in accordance with paragraph 0 hereof), and in payment and satisfaction of such subscription, to release Borrower from all liability hereon in respect of the repayment of principal and/or accrued and unpaid interest hereof being converted.
     (c) Borrower shall not be required to issue fractions of Units upon conversion of this Note (or portion thereof). If any fractional interest in a Unit would be delivered upon the conversion of this Note, Borrower shall purchase such fractional interest for an amount in cash equal to $1.006 multiplied by the amount of such fractional interest.
     (e) As soon as practicable after the Effective Date, and in any event, within five (5) Business Days thereafter, Borrower shall issue and deliver to the Lender: (i) a certificate or certificates for the number of Series D Preferred Shares and a Warrant or Warrants issuable upon the conversion of this Note in accordance with the provisions hereof, and (ii) a check or cash in respect of any fraction of a Unit.
     17. Optional Conversion. Paragraph 0 notwithstanding, at any time after the Series D Certificate of Designation is filed and becomes effective, Lender may, at its option, convert all or a portion of the Convertible Debt into a number of Units equal to one Unit for each $1.006 of Convertible Debt (with such conversion first being applied to the portion of Convertible Debt consisting of accrued interest and then being applied to the portion of Convertible Debt consisting of principal) (the “Optional Conversion”). Borrower shall not be required to issue fractions of Units pursuant to the Optional Conversion. If any fractional interest in a Unit would be delivered pursuant to the Optional Conversion, Borrower shall purchase such fractional interest for an amount in cash equal to $1.006 multiplied by the amount of such fractional interest. In the event that (i) Lender exercises its option pursuant to the Optional Conversion prior to the record date of the Offering or (i) Lender is forced to convert all or a portion of the Convertible Debt as a result of the Pegasus Conversion prior to the record date of the Offering, Lender shall not receive any rights in the Offering with respect to the securities of Borrower underlying the Units issued to Lender pursuant to such conversion. Conversion pursuant to this paragraph 0 shall release Borrower from liability to the extent of the repayment of principal and/or accrued and unpaid interest being converted upon payment in satisfaction of the subscription for the number of Units Lender is entitled to receive pursuant to such conversion.
     18. Legends. Each Series D Preferred Share issuable upon conversion of this Note shall bear the legend set forth below:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH, THE CERTIFICATE OF DESIGNATION OF SERIES D NON-CONVERTIBLE PREFERRED STOCK. COPIES OF SUCH CERTIFICATE OF DESIGNATION OF SERIES D NON-CONVERTIBLE PREFERRED STOCK MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.
     19. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender that: (a) Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware; (b) the execution, delivery, and performance by Borrower of this Note has been duly authorized by all necessary corporate action, and does not contravene the Company’s certificate of incorporation or bylaws or any law affecting Borrower; (c) this Note, when executed and delivered by Borrower, will be Borrower’s legal, valid, and binding obligation enforceable against Borrower in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies; and (d) as of their respective dates, none of the documents filed by Borrower under the Securities Exchange Act of 1934, as amended, on or following January 1, 2008 and on or prior to the date of this Note contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     20. Consent to Jurisdiction. BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF, FROM OR RELATED TO THIS NOTE WILL BE LITIGATED IN COURTS HAVING SITUS WITHIN NEW YORK, NEW YORK. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN NEW YORK, NEW YORK, WAIVES PERSONAL SERVICE OF PROCESS UPON BORROWER AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED IN PARAGRAPH 0 HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

     21. Waiver of Jury Trial. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.
     22. ENTIRETIES. THIS NOTE, TOGETHER WITH THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
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     IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

LIGHTING SCIENCE GROUP CORPORATION
By:	/s/ Kathryn L. Reynolds
Name:	Kathryn L. Reynolds
Title:	Chief Financial Officer

ACCEPTED AND AGREED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

KONINKLIJKE PHILIPS ELECTRONICS N.V.
By:	/s/ K. Schwennesen
Name:	Karsten Schwennesen
Title:	General Counsel

Signature Page to Lighting Science Group Convertible Note